EXHIBIT 31.3

Certification

I, Kevin M. King, Director, President and Chief Executive Officer, certify that:

1.             I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the period ended December 31, 2008 of Affymetrix, Inc.; and

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date April 29, 2009	/s/ KEVIN M. KING
	Name:	Kevin M. King
	Title:	Director, President and Chief Executive Officer